UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2011

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 30, 2011, Freeport-McMoRan Copper & Gold Inc. (“FCX”) and PT Freeport Indonesia (“PTFI”), a subsidiary of FCX, entered into a Credit Agreement (the “Credit Agreement”) with (1) JPMorgan Chase Bank, N.A., as administrative agent, (2) Bank of America, N.A., as syndication agent, (3) BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, and The Bank of Nova Scotia, as co-documentation agents, (4) J.P. Morgan Securities LLC, Bank of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and The Bank of Nova Scotia, as co-lead arrangers and joint bookrunners and (5) other financial institutions as lenders. The Credit Agreement provides for a five-year, senior unsecured revolving credit facility, under which FCX and PTFI may obtain loans in an aggregate principal amount of $1.5 billion, with PTFI’s borrowing capacity limited to $500 million. The revolving credit facility is available for letters of credit and loans.

The Credit Agreement replaces the following existing credit facilities that were scheduled to expire in accordance with their terms on March 19, 2012: (i) the Amended and Restated Credit Agreement, dated July 10, 2007, as amended on January 22, 2009, among FCX, the lenders party thereto, the issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent; and (ii) the Amended and Restated Credit Agreement dated as of July 10, 2007, as amended on January 22, 2009, among FCX, PTFI, U.S. Bank National Association, as trustee for the lenders and certain other lenders under the FI Trust Agreement, the lenders party thereto, the issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, security agent, JAA security agent and collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent. As a result of the replacement of such credit facilities with the Credit Agreement, the collateral under such credit agreements will be released.

Interest on loans made under the revolving credit facility will, at the option of FCX or PTFI, be determined based on adjusted LIBOR or the alternate base rate (as such terms are defined under the Credit Agreement) plus a spread to be determined by reference to a grid based on FCX’s credit ratings.

The Credit Agreement contains customary financial covenants and other restrictions for credit agreements of investment grade companies. Repayments under the Credit Agreement can be accelerated by the lenders upon the occurrence of customary events of default. The Credit Agreement matures on March 30, 2016.

The obligations of FCX and PTFI under the Credit Agreement will not be guaranteed by any subsidiaries and will be unsecured; however, FCX may at any time designate any subsidiary (other than PTFI) as a subsidiary guarantor. PTFI’s aggregate liability exposure under the Credit Agreement is capped at $500 million.

JPMorgan, the administrative agent under Credit Agreement, and its respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  March 31, 2011